As filed with the Securities and Exchange Commission on February 1, 2006.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STEELCASE INC.
(Exact Name of Registrant as Specified in Its Charter)

MICHIGAN	38-0819050
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
901-44th Street SE
Grand Rapids, Michigan 49508
(616) 247-2710
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Jon D. Botsford, Esq.
Senior Vice President, Secretary and Chief Legal Officer
901-44th Street SE
Grand Rapids, Michigan 49508
(616) 247-2710
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copy to:
Brian W. Duwe, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering price per unit/
Title of Each Class of Securities	Proposed maximum offering price/
To be Registered	Amount of registration fee
Debt Securities	(1)
Preferred Stock
Class A Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

(1)	An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees, except for $38,187.38 that may be offset pursuant to Rule 457(p) for fees paid with respect to the unsold portion of the $301,400,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-119757, initially filed on October 14, 2004.

Prospectus
Steelcase Inc.
Debt Securities
Preferred Stock
Class A Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
     Steelcase Inc. may offer, from time to time, debt securities, preferred stock, Class A common stock, warrants, stock purchase contracts or stock purchase units. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of Steelcase Inc. Class A common stock.
     We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.
     Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “SCS.”
     None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 1, 2006.

ABOUT THIS PROSPECTUS
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “Steelcase,” “we,” “our,” “us” or similar references are to Steelcase Inc. and its consolidated subsidiaries.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, (1) Steelcase may, from time to time, sell any combination of debt securities, preferred stock, Class A common stock, warrants, stock purchase contracts and stock purchase units, as described in this prospectus, in one or more offerings and (2) selling shareholders to be named in a prospectus supplement may, from time to time, sell Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities that Steelcase may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Steelcase and the selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our principal executive offices are located at 901-44th Street, SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Steelcase. Our Class A common stock is listed and traded on the New York Stock Exchange, or the NYSE, under the trading symbol “SCS.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about Steelcase, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.steelcase.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
INCORPORATION BY REFERENCE
     The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:
•	Annual Report on Form 10-K for our fiscal year ended February 25, 2005;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended May 27, 2005;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended August 26, 2005;

•	Quarterly Report on Form 10-Q for our fiscal quarter ended November 25, 2005;

•	Proxy Statement for our Annual Meeting of Shareholders held on June 23, 2005; and

•	Current Reports on Form 8-K dated March 22, 2005, March 28, 2005, March 30, 2005 (with respect to Item 4.02 only), May 25, 2005, May 26, 2005, July 28, 2005, August 24, 2005, November 22, 2005 and January 30, 2006.
     All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Steelcase Inc.
901-44th Street SE
Grand Rapids, Michigan 49508
Attention: Steelcase Investor Relations
Phone: (616) 247-2200
E-mail: ir@steelcase.com
     Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
FORWARD-LOOKING STATEMENTS
     From time to time, in this prospectus and the documents incorporated by reference in this prospectus as well as in other written reports and oral statements, we discuss our expectations regarding future events. Statements and financial discussion and analysis contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.
     Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:
•	competitive and general economic conditions and uncertainty domestically and internationally;

•	delayed or lost sales and other impacts related to acts of terrorism, acts of war or governmental action, acts of God and other Force Majure events;

•	changes in domestic or international laws, rules or regulations, including the impact of changed environmental laws, rules or regulations;

•	major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods;

•	competitive pricing pressure;

•	pricing changes made by us or our competitors or suppliers, including fluctuations in raw material and component costs;

•	currency fluctuations;

•	changes in customer demand and order patterns;

•	changes in the financial stability of our customers, dealers (including changes in their ability to pay for products and services, dealer financing and other amounts owed to us) or suppliers;

•	changes in relationships with our customers, suppliers, employees and dealers;

•	changes in the mix of products sold and of customers purchasing (including large project business);

•	the success of new product launches (including customer acceptance and product and delivery performance), current product innovations, services and platform simplification, and their impact on our manufacturing processes;

•	the success of our investment in certain ventures;

•	our ability to successfully implement list price increases and manage price yields and reduce our costs, including actions such as global supply chain management, strategic outsourcing, workforce reduction, facility rationalization, disposition of excess assets (including real estate) at more than book value, production consolidation, reduction of business complexity and culling products;

•	our ability to successfully implement technology initiatives, integrate acquired businesses, migrate to a less vertically integrated manufacturing model, implement lean manufacturing principles, initiate and manage alliances, resolve certain contract-related contingent liabilities, manage consolidated dealers and implement distribution channel changes;

•	possible acquisitions or divestitures by us;

•	changes in our business strategies and decisions; and

•	other risks detailed in our filings with the SEC.
     The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements included in this prospectus and in the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statements. Except as required by law, rule or regulation, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.
     You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our securities. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.
STEELCASE INC.
     We are the world’s largest designer and manufacturer of products used to create high-performance work environments. We help individuals and organizations around the world to work more effectively by providing knowledge, products and services that enable customers and their consultants to create work environments that integrate architecture, furniture and technology. Founded in 1912 and headquartered in Grand Rapids, Michigan, we have led the global office furniture industry in sales every year since 1974. Our product portfolio includes interior architectural products, furniture systems, technology products, seating, lighting, storage and related products and services.
     Our principal executive offices are located at 901- 44th Street SE, Grand Rapids, Michigan 49508, and our telephone number is (616) 247-2710.
USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our Class A common stock by selling shareholders except as may otherwise be stated in an applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
Senior and Subordinated Debt Securities
     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued pursuant to an indenture to be entered into between Steelcase and J. P. Morgan Trust Company, N.A., or another trustee to be named in a prospectus supplement, or the senior indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities will be issued pursuant to an indenture to be entered into between Steelcase and J. P. Morgan Trust Company, N.A., or another trustee to be named in a prospectus supplement, or the subordinated indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures.
     The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.

     The senior indenture and the subordinated indenture are substantially identical, except that (1) the subordinated indenture, unlike the senior indenture, provides for debt securities that are specifically made junior in right of payment to other specified debt of Steelcase as described under “—Subordination Under the Subordinated Indenture,” and (2) the senior indenture, unlike the subordinated indenture, restricts the ability of Steelcase and its restricted subsidiaries to issue any secured debt or enter into sale and lease-back transactions as described under “—Covenants Applicable to the Senior Debt Securities-Limitation on Liens” and “—Covenants Applicable to the Senior Debt Securities-Limitation on Sale and Lease-Back Transactions,” respectively. Neither the senior indenture nor the subordinated indenture limit the aggregate principal amount of debt securities that Steelcase may issue from time to time.
General Terms of the Debt Securities
     The debt securities of any series will be Steelcase’s direct, unsecured obligations. Senior debt securities of any series will be Steelcase’s unsubordinated obligations and rank equally with all of Steelcase’s other unsecured and unsubordinated debt, including any other series of debt securities issued under the senior indenture. Subordinated debt securities of any series will be junior in right of payment to Steelcase’s senior indebtedness as defined, and described more fully, under “—Subordination Under the Subordinated Indenture.” In the event that our secured creditors, if any, exercise their rights with respect to our assets pledged to them, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other creditors, including the holders of debt securities of any series.
     Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities of any series or to make any funds available to Steelcase, whether by dividend, loans or other payments. Therefore, the assets of Steelcase’s subsidiaries will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors and the lenders under our senior credit facility to the extent our subsidiaries guarantee the debt thereunder. The payment of dividends or the making of loans or advances to Steelcase by its subsidiaries may be subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.
     The indentures do not limit the aggregate principal amount of debt securities that Steelcase may issue and provide that Steelcase may issue debt securities from time to time in one or more series. Steelcase may, from time to time, without giving notice to or seeking the consent of the holders of any debt securities of any series, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities of that series. Any additional debt securities having such similar terms, together with the outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Prospectus Supplements
     We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms of the series of debt securities which we are offering, to the extent applicable:
•	the title of the debt securities of the series;

•	whether the debt securities of the series are senior or subordinated;

•	whether the subordination provisions summarized below or different subordination provisions will apply to any subordinated debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the place or places where payments will be made;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which any interest shall accrue, the interest payment dates on which any interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in participation of future sinking fund obligations, or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series, including the form of the certificate of authentication for the series;

•	if other than denominations of one thousand U.S. dollars ($1,000) or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	whether the debt securities are issuable as global securities and, in such case, the identity of the depositary for such series;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof in connection with an event of default (as described below);

•	any additional or different events of default or restrictive covenants provided for with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of, or premium, if any, or interest on the debt securities of the series shall be payable;

•	the application, if any, of the terms of the indentures relating to defeasance or covenant defeasance (as described below); and

•	any and all other terms with respect to the debt securities of the series, including any terms which may be required by or advisable under any laws or regulations or advisable in connection with the marketing of debt securities of the series.
     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

     Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.
     The prospectus supplement relating to specific debt securities will also describe any special considerations and tax considerations applicable to such debt securities.
Global Debt Securities
     We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
     We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of a beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depository, as appropriate.
     Each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.
     We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize the beneficial owners owning through participants to give or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.
     We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. We expect that the depositary or its nominee for any registered global security, upon receipt of any payment of principal, any premium or any interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through participants.
     Under the terms of the indentures, we and the applicable trustee will treat the depositary or its nominee as the owner of the registered global security for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee under the applicable indenture nor any of our agents will have any responsibility or liability for:
•	any aspect of the records of the depositary, its nominee or any direct or indirect participant relating to, or payment made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records of the depositary, its nominee or any direct or indirect participant relating to, or payments made on account of, the beneficial ownership interests; or

•	the depositary, its nominee or any direct or indirect participants.
     If (1) the depositary for any series of debt securities notifies us that it is no longer willing or able to act as a depositary or clearing system for the debt securities or the depositary ceases to be registered or in good standing under the Exchange Act and a successor depositary or clearing system is not appointed within 90 days after we have received notice or become aware of this condition, (2) we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of debt securities in certificated form under the applicable indenture or (3) upon the occurrence and continuation of an event of default under an indenture, then, upon surrender of the depositary of the registered global debt securities, certificated debt securities will be issued to each person that the depositary identifies to us as the owner of the debt securities represented by the global debt securities. Upon any such issuance, the applicable trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons. Neither we, the applicable trustee nor our agents will be liable for any delay by the depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities, and each such person may conclusively rely on, and will be protected in relying on, instructions from the depositary for all purposes, including with respect to the registration and delivery, and the respective principal amounts of, the certificated debt securities to be issued.
     Unless certificated notes are issued, a global security of a series may be transferred, in whole but not in part, only to another nominee of the depositary for the series, or to a successor depositary for the series selected and approved by Steelcase or to a nominee of such successor depositary.
Covenants Applicable to the Debt Securities
     Other than as described below, the indentures do not contain any provisions that would offer protection to security holders in the event of a takeover, recapitalization or similar occurrence. In addition, other than as set forth below with respect to limitation on liens and sale and lease-back transactions under the senior indenture as described under “—Covenants Applicable to the Senior Debt Securities,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would offer protection to security holders in the event of a ratings downgrade, a sudden and significant decline in our credit quality or a highly leveraged transaction.
     Merger, Consolidation or Sale of Assets
     Nothing contained in the indentures prevents any consolidation or merger of Steelcase with or into any other entity or entities (whether or not affiliated with Steelcase), or successive consolidations or mergers in which Steelcase or any of its successors is a party, or will prevent any sale, conveyance, lease, transfer or other disposition of all or substantially all of the property of Steelcase or any of its successors, to any other entity (whether or not affiliated with Steelcase or its successors) authorized to acquire and operate the same; provided, however, that upon any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all the covenants and conditions of the indentures with respect to the debt securities or established with respect to any series of debt securities to be kept or performed by Steelcase (or such successor) will be expressly assumed by supplemental indentures satisfactory in form to the applicable trustee executed and delivered to such trustee by the entity formed by such consolidation (if other than Steelcase), or into which Steelcase (or such successor) will have been merged, or by the entity which will have acquired such property.
     In case of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the applicable trustee and satisfactory in form to such trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the debt securities outstanding and the due and punctual performance of all of the covenants and conditions of the indentures or established with respect to any series of debt securities pursuant to the indentures to be performed by Steelcase, such successor entity will succeed to and be substituted for Steelcase with the same effect as if it had been named as Steelcase in the indentures, and the predecessor entity will be relieved of all obligations and covenants under the indentures and the debt securities. After that time, all of our obligations under the debt securities and the indentures terminate.
     If, as a result of any such consolidation, merger, sale, conveyance, lease, transfer or other disposition, properties or assets of Steelcase or a Restricted Subsidiary (as defined below) would become subject to any lien which would not be permitted by the covenant described below under "—Covenants Applicable to the Senior Debt Securities-Limitation on Liens” without equally and ratably securing the senior debt securities, Steelcase or the Restricted Subsidiary, or such successor person, as the case may be, will take the steps as are necessary to secure effectively the senior debt securities equally and ratably with, or prior to, all indebtedness secured by those liens as described below.
Events of Default
     The following are events of default under the indentures with respect to a series of debt securities:
•	Steelcase defaults in the payment of any installment of interest upon any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of interest for this purpose;

•	Steelcase defaults in the payment of the principal of, or premium, if any, on, any of the debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of the debt securities of that series shall not constitute a default in the payment of principal or premium, if any, for this purpose;

•	Steelcase fails to observe or perform any other of its covenants or agreements with respect to that series of debt securities contained in the applicable indenture or otherwise established with respect to that series of debt securities (other than a covenant or agreement that has been expressly included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) for a period of 60 days after the date on which written notice of such failure shall have been received from the applicable trustee or from the holders of at least 25% in principal amount of the debt securities of that series; or

•	certain events of Steelcase’s bankruptcy, insolvency or reorganization, whether voluntary or not.
     If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare that series of debt securities due and payable immediately. In case of an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding debt securities of any series will become and be immediately due and payable without any declaration or other act by the applicable trustee or any holder of outstanding debt securities of any series. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind any such acceleration with respect to the debt securities of that series and its consequences.
     The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to any series of debt securities and its consequences, except defaults or events of default regarding payment of principal, any premium or interest. A waiver will eliminate the default.
     If an event of default with respect to any series of debt securities occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture, unless the holders of the debt securities of that series have offered the applicable trustee reasonable indemnity. The holders of a majority in principal amount of debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on such trustee, provided that:
•	such proceeding or exercise is not in conflict with any law or the applicable indenture;

•	the applicable trustee may take any other action deemed proper by it that is not inconsistent with directions from the holders; and

•	unless otherwise provided under the Trust Indenture Act of 1939, or the TIA, the applicable trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     A holder of debt securities of any series will only have the right to institute a proceeding under the applicable indenture or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the applicable trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	those holders have offered reasonable indemnity to the applicable trustee to institute proceedings as trustee; and

•	the applicable trustee does not institute a proceeding and does not receive conflicting directions within 60 days.
     These limitations do not apply to a suit brought by a holder of debt securities of any series if Steelcase defaults in the payment of the principal, any premium or interest on such debt securities. Any right of a holder of the debt securities of that series to receive payments of the principal of, and premium, if any, and any interest on debt securities of that series on or after the due dates expressed in the debt securities of that series and to institute suit for the enforcement of any such payment on or after such dates will not be impaired or affected without the consent of such holder.
     Steelcase will periodically file statements with the trustees regarding its compliance with the covenants in the indentures.

Modification of Indentures
     Steelcase and the applicable trustee may change either indenture without the consent of any holder of debt securities to:
•	fix any ambiguity, defect or inconsistency in the applicable indenture;

•	evidence the succession of another corporation to Steelcase and the assumption by such party of the obligations of Steelcase pursuant to the successor obligor provisions of either indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants of Steelcase for the benefit of all or any series of debt securities;

•	add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities set forth in either indenture;

•	change anything that does not materially and adversely affect the interests of the holders of debt securities of any series;

•	provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, establish the form of any certifications required or add to the rights of any holders of any series of debt securities;

•	secure the senior debt securities pursuant to the limitations on lien covenant;

•	add any additional events of default;

•	change or eliminate any of the provisions of either indenture; provided that any such change or elimination shall become effective only when there are no debt securities of any series outstanding under the applicable indenture created prior to such change or elimination which is entitled to the benefit of such provision;

•	provide for the appointment of a successor trustee with respect to the debt securities of one or more series; or

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the TIA.
     In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected, Steelcase and the applicable trustee may add to, change or eliminate any provisions of the applicable indenture. However, the following changes may only be made with the consent of each affected holder:
•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount of any debt securities of any series;

•	reducing the rate or extending the time of payment of interest of any debt securities of any series;

•	reducing any premium payable upon redemption of any debt securities of any series;

•	with respect to any subordinated debt securities of any series, amending or modifying any provision or related definition affecting the subordination or ranking of the subordinated debt securities of any series in any manner adverse to the holders of that series of subordinated debt securities; or

•	reducing the percentage of debt securities outstanding required to consent to any amendment to the applicable indenture or to the debt securities of any series.
     No particular form of supplemental indenture is required for any amendment. Promptly after the execution of any supplemental indenture, the applicable trustee will mail a notice setting forth in general terms the substance of the supplemental indenture to the holders of debt securities of all series affected.
     Failure on the part of such trustee to mail the notice will not affect the validity of the supplemental indenture.
Satisfaction and Discharge
     The applicable indenture will cease to be of further effect with respect to the debt securities of any series, except as may otherwise be provided in such indenture, if at any time (i) we have delivered to the applicable trustee for cancellation all authenticated debt securities of the series (other than destroyed, lost or stolen debt securities and debt securities for whose payment money has been deposited in trust or segregated and held in trust by us as provided by the applicable indenture) or (ii) all debt securities of the series not delivered to the applicable trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for the giving of notice for redemption, and we deposit with the applicable trustee as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on all debt securities of the series and all other sums payable by us under the applicable indenture in connection with all debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.
Legal Defeasance and Covenant Defeasance
     Each indenture provides that, subject to conditions specified in the indenture, we may elect either:
•	legal defeasance with respect to the debt securities of any series, whereby we are discharged from any and all obligations with respect to the debt securities of any series, except as may be otherwise provided in the indenture; or

•	covenant defeasance with respect to the debt securities of any series, whereby we are released from our obligations (1) if the debt securities of the series are senior debt securities, from our obligations described below under “—Covenants Applicable to the Senior Debt Securities” if applicable to the debt securities of the series and our obligation described in the last paragraph under “—Merger, Consolidation or Sale of Assets” if applicable to the debt securities of the series and (2) under any other covenants made applicable to the debt securities of the series which are subject to defeasance.
     We may do so in either case by depositing with the applicable trustee, as trust funds, cash or government securities which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal and any premium and interest on the debt securities of the series and all other sums payable by us under the indentures in connection with the debt securities of the series. This type of a trust may only be established if, among other things, Steelcase has delivered to the applicable trustee an opinion of counsel meeting the requirements set forth in the applicable indenture.
Conversion Rights
     If applicable, the terms of debt securities of any series that are convertible into or exchangeable for Steelcase Class A common stock or other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of Class A common stock or other securities to be received by the holders of debt securities would be subject to adjustment.
Governing Law
     The indentures provide that they and any debt securities are to be governed by, and construed in accordance with, the laws of the State of New York.
Assignment
     We will have the right at any time to assign any of our rights or obligations under either indenture to a direct or indirect wholly-owned subsidiary, provided that we will remain liable for all obligations under the indentures.
Covenants Applicable to the Senior Debt Securities
     Limitation on Liens
     The senior indenture provides that, except as otherwise provided below, Steelcase will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property (as defined below) or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary, unless the senior debt securities (and, at our option, any other indebtedness or guarantee ranking equally with the senior debt securities) are secured equally and ratably with (or, at our option, prior to) such secured Debt. This restriction will not apply to Debt secured by:
•	Liens existing on the date of the initial issuance of any senior debt securities;

•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time it becomes a Restricted Subsidiary, provided that such Liens were not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;

•	Liens on property acquired by Steelcase or a Restricted Subsidiary existing at the time of acquisition by Steelcase or a Restricted Subsidiary;

•	Liens upon any property to secure all or a portion of the purchase price of such property or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within 12 months after the date of such acquisition; or Liens upon any property to secure all or part of the cost of improvement, repair or construction thereof or Debt incurred prior to, at the time of or within 12 months after the completion of such improvement, repair or construction or the commencement of full operations thereof (whichever is later) to provide funds for such purpose;

•	Liens in favor of Steelcase or a Restricted Subsidiary;

•	Liens on property, shares of stock (or other equivalents of or interests in equity) or indebtedness of an entity existing at the time such entity is merged into or consolidated with Steelcase or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of an entity as an entirety or substantially as an entirety to Steelcase or a Restricted Subsidiary, provided that the Lien was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•	Liens on Principal Properties subject to Sale and Lease-Back Transactions not otherwise prohibited by the indenture to the extent attributable to such Sale and Lease-Back Transactions and securing only the related Attributable Debt (as defined below);

•	Liens on property of Steelcase or a Restricted Subsidiary in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; and

•	any extension, renewal or replacement of any Lien referred to above or of any Debt secured by that Lien, provided that such extension, renewal or replacement Lien will secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.
     In addition, Steelcase or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the senior debt securities, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens (not including Liens permitted above), together with the Attributable Debt of Sale and Lease-Back Transactions permitted by the provision described below under “—Limitation on Sale and Lease-Back Transactions” on the basis that Steelcase or a Restricted Subsidiary would be permitted to incur Debt secured by a Lien under this paragraph without equally and ratably securing the senior debt securities, does not exceed the greater of $120 million and 15% of Consolidated Net Tangible Assets (as defined below).
     Limitation on Sale and Lease-Back Transactions
     The senior indenture provides that Steelcase will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transactions of any Principal Property unless:
•	such Sale and Lease-Back Transaction occurs within 12 months from the date of the acquisition of the Principal Property subject thereto or the date of the completion of the construction or commencement of full operations of such Principal Property (whichever is later);

•	such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

•	such Sale and Lease-Back Transaction is between Steelcase and a Restricted Subsidiary or between Restricted Subsidiaries;

•	Steelcase or such Restricted Subsidiary would be entitled pursuant to the covenant described above under “—Limitation on Liens” (other than the clause referring to Sale and Lease-Back Transactions not otherwise prohibited by the senior indenture) without equally and ratably securing the senior debt securities, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

•	Steelcase or such Restricted Subsidiary, within 12 months after the effective date of such Sale and Lease-Back Transaction, applies or causes to be applied an amount not less than the Attributable Debt from such Sale and Lease-Back Transaction to (1) the prepayment, repayment, redemption, reduction or retirement (other than any mandatory prepayment, mandatory repayment, mandatory redemption or sinking fund payment or payment at maturity) of Debt of Steelcase or any Restricted Subsidiary (other than Debt that is subordinate to the senior debt securities or Debt to Steelcase or a Restricted Subsidiary) or (2) expenditures for the acquisition, construction, development or expansion of Principal Property used or to be used in the ordinary course of business of Steelcase or a Restricted Subsidiary.
Certain Definitions
     “Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, the present value

(discounted at the rate set forth or implicit in the terms of the lease included in the transaction, as determined in good faith by a principal accounting officer of Steelcase) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.
     “Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:
•	all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than liabilities of Subsidiaries principally engaged in leasing and financing activities that are not guaranteed by Steelcase or any of its other Subsidiaries); and

•	the total of the net book values of all assets of Steelcase and its Subsidiaries (other than those principally engaged in leasing or financing activities) properly classified as intangible assets under generally accepted accounting principles in the United States of America (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).
     “Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest thereof) constituting the principal corporate office, any manufacturing plant or any manufacturing, research or engineering facility (whether owned or leased at, or acquired or leased after, the date of the senior indenture) that is owned or leased by Steelcase or a Restricted Subsidiary and that is located within the continental United States, unless Steelcase’s board of directors (or a committee thereof) has determined in good faith that such property is not material to the operation of the business conducted by Steelcase and its Subsidiaries taken as a whole.
     “Restricted Subsidiary” means any Subsidiary (1) substantially all of whose property is located within the continental United States, (2) which owns a Principal Property and (3) in which Steelcase’s investment exceeds 2.5% of the aggregate amount of assets included on a consolidated balance sheet of Steelcase and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” does not include Steelcase Financial Services Inc. (so long as Steelcase Financial Services Inc. is principally engaged in leasing or financing activities) or any other Subsidiary that is principally engaged in leasing or financing activities.
     “Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by Steelcase or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the senior debt securities or thereafter acquired (excluding temporary leases of a term, including renewal periods, of not more than three years), that has been or is to be sold or transferred by Steelcase or any Restricted Subsidiary to such person with the intention of taking back a lease of the property.
     “Subsidiary” means (1) any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries and (2) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by Steelcase, by one or more of its subsidiaries or by Steelcase and one or more of its subsidiaries.

Subordination Under the Subordinated Indenture
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, as defined below, to the extent and in the manner set forth in the subordinated indenture.
     Senior indebtedness includes all of Steelcase’s obligations, as amended or renewed, to pay principal, premium, interest, penalties, fees and other charges:
•	in respect of borrowed money;

•	in the form of debt securities, debentures, bonds or similar instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	in respect of capital leases;

•	under letters of credit (or reimbursement agreements in respect thereof), bankers’ acceptances or similar credit transactions;

•	issued or assumed in the form of a deferred purchase price of property or services;

•	under swaps, caps, future or option contracts and other similar arrangements;

•	pursuant to our guarantee of the obligations listed above of another entity; and

•	to satisfy the expenses and fees of the subordinated indenture trustee under the subordinated indenture.
     “Senior indebtedness” shall not include:
•	indebtedness of Steelcase to any of its subsidiaries;

•	indebtedness which, by its terms or the terms of the instrument creating or evidencing it, expressly provides that it has a subordinate or equal right to payment with the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	any liability for federal, state, local or other taxes; and

•	the portion of indebtedness we may incur in violation of the subordinated indenture.
     Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.
     The holders of senior indebtedness of Steelcase will be entitled to receive payment in full in cash or cash equivalents of all senior indebtedness of Steelcase before holders of any subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities (except that holders of subordinated debt securities may receive and retain certain permitted junior securities and payments made from the trust described above under the caption "—Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of Steelcase:

•	in any liquidation or dissolution of Steelcase;

•	in any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Steelcase or its property;

•	in any assignment by Steelcase for the benefit of creditors; or

•	in any marshalling of Steelcase’s assets and liabilities.
     Steelcase also may not make any payment in respect of subordinated debt securities (except in permitted junior securities or from the trust described above under the caption “—Legal Defeasance and Covenant Defeasance”) if:
•	a payment default on senior indebtedness of Steelcase occurs and is continuing beyond any applicable grace period; or

•	any other default, referred to as a “non-payment default,” occurs and is continuing on any senior indebtedness of Steelcase that permits holders of that senior indebtedness to accelerate its maturity and the applicable trustee receives a notice, referred to as a “payment blockage notice,” of such default from a representative of the holders of such senior indebtedness.
     Payments on subordinated debt securities may and shall be resumed:
•	in the case of a payment default on senior indebtedness of Steelcase, upon the date on which such default is cured or waived; or

•	in the case of a non-payment default on senior indebtedness of Steelcase, the earlier of (1) the date on which such default is cured or waived, (2) 179 days after the applicable payment blockage notice is received and (3) the date the applicable trustee receives notice from the representatives for such senior indebtedness rescinding the payment blockage notice, unless maturity of such senior indebtedness has been accelerated.
     No new payment blockage notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior payment blockage notice. No non-payment default that existed, or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default has been cured or waived for a period of not less than 90 days.
     If the applicable trustee or any holder of subordinated debt securities receives a payment in respect of subordinated debt securities (except in certain permitted junior securities or from the trust described above under the caption “—Legal Defeasance and Covenant Defeasance”) when:
•	the payment is prohibited by these subordination provisions; and

•	the applicable trustee or the holder has actual knowledge that the payment is prohibited; provided that such actual knowledge shall not be required in the case of any payment default on senior indebtedness;
the applicable trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of senior indebtedness of Steelcase. Upon the proper written request of the holder of senior indebtedness of Steelcase or if there is any payment default on any senior indebtedness, the applicable trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of senior indebtedness of Steelcase or their representative.
     Steelcase must promptly notify holders of its senior indebtedness if payment of any of the subordinated debt securities is accelerated because of an event of default under the subordinated indenture.

     The subordinated indenture does not limit the issuance of additional senior indebtedness.
     By reason of the subordination of the subordinated debt securities, in the event of our insolvency holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. There may also be interruption of scheduled interest and principal payments resulting from events of default on senior indebtedness.
DESCRIPTION OF CAPITAL STOCK
     In February 1998, shareholders of Steelcase sold 13,972,500 shares of Class A common stock in an initial public offering. In a related recapitalization effectuated in February 1998, Steelcase (1) increased the number of shares of its authorized capital stock, (2) converted existing shares of common stock into an equivalent number of newly issued shares of Class B common stock, (3) completed a 700-for-1 split of the Class B common stock and (4) converted existing shares of preferred stock into shares of Class B common stock. Our authorized capital stock consists of 475,000,000 shares of Class A common stock, 475,000,000 shares of Class B common stock and 50,000,000 shares of preferred stock, of which 20,000 shares have been designated Class A preferred stock and 200,000 shares have been designated Class B preferred stock. No preferred stock is outstanding as of the date of this prospectus. Of the 475,000,000 shares of Class A common stock authorized, 70,598,147 were outstanding as of January 27, 2006. Of the 475,000,000 shares of Class B common stock authorized, 78,812,305 were outstanding as of January 27, 2006. The Class A common stock and the Class B common stock are collectively referred to in this prospectus from time to time as the common stock. The following is a summary description of the material terms and provisions relating to our capital stock, articles and by-laws but is qualified in its entirety by reference to our articles and by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Class A Common Stock and Class B Common Stock
     Voting
     The holders of common stock are generally entitled to vote as a single class on all matters upon which shareholders have a right to vote, subject to the requirements of applicable law and the rights of any series of preferred stock to a separate class vote. Each share of Class A common stock entitles its holder to one vote, and each share of Class B common stock entitles its holder to 10 votes. Unless otherwise required by law, and so long as their rights would not be adversely affected, the holders of common stock are not entitled to vote on any amendment to our articles that relates solely to the terms of one or more outstanding series of preferred stock.
     Dividends and Other Distributions
     The holders of Class A common stock and Class B common stock are entitled to equal dividends when declared by the board of directors, except that all dividends payable in common stock will be paid in the form of Class A common stock to holders of Class A common stock and in the form of Class B common stock to holders of Class B common stock. Neither class of common stock may be split, divided or combined unless the other class is proportionally split, divided or combined.
     In the event of a liquidation or winding up of Steelcase, the holders of Class A common stock and Class B common stock will be treated on an equal per share basis and will be entitled to receive all of the remaining assets of Steelcase following distribution of the preferential and/or other amounts to be distributed to the holders of preferred stock.

     Issuance of Class B Common Stock, Options, Rights or Warrants
     Subject to certain provisions regarding dividends and other distributions described above, Steelcase is not entitled to issue additional shares of Class B common stock, or issue options, rights or warrants to subscribe for additional shares of Class B common stock, except that Steelcase may make a pro rata offer to all holders of common stock of rights for the shareholders to purchase additional shares of the class of common stock held by them. The Class A common stock and the Class B common stock will be treated equally with respect to any offer by Steelcase to holders of common stock of options, rights or warrants to subscribe for any other capital stock of Steelcase
     Merger
     In the event of a merger, the holders of Class A common stock and Class B common stock will be entitled to receive the same per share consideration, if any, except that if such consideration includes voting securities (or the right to acquire voting securities or securities exchangeable for or convertible into voting securities), Steelcase may (but is not required to) provide for the holders of Class B common stock to receive consideration entitling them to 10 times the number of votes per share as the consideration being received by holders of the Class A common stock.
     Conversion of Class B Common Stock
     The Class B common stock is converted into Class A common stock on a share-for-share basis (1) at the option of the holder thereof at any time, (2) upon transfer to a person or entity which is not a permitted transferee (as defined in our articles), (3) with respect to shares of Class B common stock acquired after the February 1998 recapitalization, at such time as a corporation, partnership, limited liability company, trust or charitable organization ceases to be 100% controlled by permitted transferees (as defined in our articles) and (4) on the date which the number of shares of Class B common stock outstanding is less than 15% of all of the then outstanding shares of common stock (without regard to voting rights).
     In general, permitted transferees include natural persons who received shares of Class B common stock in connection with the recapitalization, their spouses, ancestors and descendants, their descendants’ spouses and certain charitable organizations and trusts (including charitable trusts) or other entities controlled by such persons. Natural persons are deemed to have received shares of Class B common stock in the recapitalization to the extent shares were received by record nominees for, and certain trusts or accounts for the benefit of or established by, such persons. In general, corporations, partnerships and limited liability companies who received Class B common stock in the recapitalization are not entitled to acquire additional shares of Class B common stock unless such entities are 100% controlled by permitted transferees.
     Preemptive Rights
     The holders of shares of capital stock of Steelcase do not have any preemptive rights with respect to any outstanding or newly issued capital stock of Steelcase.
     Transfer Agent and Registrar
     The transfer agent and registrar for the common stock is Computershare Investor Services.

Preferred Stock
     The board of directors of Steelcase may authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series and may determine, with respect to the series, the designations, preferences, rights, qualifications, limitations and restrictions of any such series. Our articles currently authorize 20,000 shares of Class A preferred stock and 200,000 shares of Class B preferred stock. As of the date of this prospectus, no shares of preferred stock are issued or outstanding.
     When Steelcase issues preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:
•	the title or designation of the series;

•	the number of shares of the series, which the board of directors of Steelcase may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•	the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Steelcase;

•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of Steelcase or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	whether the preferred stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the articles then in effect or the by-laws then in effect.
     Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Limitation of Liability
     Our articles provide that, to the fullest extent permitted by the Michigan Business Corporation Act, or the MBCA, or any other applicable laws, directors of Steelcase will not be personally liable to Steelcase or its shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under federal securities laws.
Certain Anti-Takeover Matters
     Business Combination Act
     Steelcase is subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless (1) prior to such date, the board of directors approved the business combination or (2) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.
     Article and By-Law Provisions
     Our articles and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors of Steelcase rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, an advance notice requirement for director nominations and actions to be taken at annual meetings of shareholders, the inability of the shareholders to call a special meeting of the shareholders, the requirements for approval by 66 2/3% of the shareholder votes to amend our by-laws or certain provisions of our articles, removal of a director only for cause and the availability of authorized but unissued blank check preferred stock.
     Classified Board of Directors
     Our articles establish a classified board of directors, which took effect at the 1998 annual meeting of shareholders. The board of directors of Steelcase is divided into three classes of approximately equal size, serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors of Steelcase The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.
     Advance Notice Requirement
     Our by-laws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the secretary of Steelcase prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Steelcase not less than 70 days nor more than 90 days prior to the meeting. The advance notice requirement does not give the board of directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of certain business at a meeting if the proper notice procedures are not followed.
     Special Meetings of Shareholders
     Our by-laws do not grant the shareholders the right to call a special meeting of shareholders. Under our by-laws, special meetings of shareholders may be called only by Steelcase’s Chief Executive Officer or a majority of the board of directors.
     Amendment of Articles and By-Laws
     Our articles and by-laws require the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of capital stock entitled to vote to amend or repeal certain provisions of our articles, including those described above, or any by-law. This requirement renders more difficult the dilution of the anti-takeover effects of our articles and by-laws.
     Removal of Directors Only for Cause
     Our articles permit shareholders to remove directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of Steelcase entitled to vote. This provision may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
     Blank Check Preferred Stock
     Steelcase’s preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.
     The effects of the issuance of the preferred stock on the holders of Steelcase common stock could include:
•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

•	restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.
     On October 29, 2004, we entered into an amended and restated selling shareholder agreement with the following selling shareholders: Crastecom B Limited Partnership, Robert C. Pew Trust (II), u/a/d April 28, 1965, as amended and restated, and Mary Idema Pew Trust, u/a/d November 2, 1977, as amended and restated. The agreement amended and restated the original selling shareholder agreement dated as of October 13, 2004. Pursuant to the terms of the agreement, one or more of the selling shareholders desiring to sell at least 1,000,000 shares of their Class A common stock at a future date may request that we prepare a prospectus supplement to facilitate the offering of such shares pursuant to the registration statement of which this prospectus forms a part. Each selling shareholder is limited to an aggregate of two such requests in each fiscal year or such greater number as we, in our sole discretion, may permit. We will determine, in our sole and absolute discretion, whether to proceed with any offering in response to such a request. In the event we determine to proceed with an offering, we will, in consultation with the requesting selling shareholder or shareholders, determine the timing of the filing of the prospectus supplement, the number of shares of Class A common stock to be included in the offering and the manner in which the offering will be conducted.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase debt securities, preferred stock or Class A common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
     The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:
•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of Class A common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description of the stock purchase contracts or stock purchase units contained in this prospectus is not complete and the description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges (1) for the periods indicated:

	Year Ended					Nine Months Ended
	February 25,	February 27,	February 28,	February 22,	February 23,	November 25	November 26
	2005	2004	2003	2002	2001	2005	2004
		(restated)	(restated)
Ratio of Earnings to Fixed Charges	1.17	*	*	*	6.59	3.38	1.26
(1) The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income from continuing operations before taxes and equity in net income of joint ventures and dealer transitions, plus fixed charges. For this purpose, “fixed charges” consist of interest incurred, a portion of rent expense and amortization of deferred debt expense.
*     Earnings for the years ended February 27, 2004, February 28, 2003 and February 22, 2002 were inadequate to cover fixed charges by $92.4 million, $66.2 million and $4.8 million, respectively.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, will act as counsel to Steelcase. Certain matters of Michigan law will be passed on by Liesl A. Maloney, Senior Corporate Counsel of Steelcase. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements and schedule of Steelcase incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses relating to the issuance and distribution of the securities to be registered will be borne by the registrant and the selling shareholders, as applicable. Such expenses are estimated to be as follows:

SEC Registration Fee	$	*
Trustees’ Fees and Expenses**		4,000
Printing and Engraving Fees and Expenses**		50,000
Accounting Fees and Expenses**		20,000
Legal Fees**		250,000
Miscellaneous**		38,000

Total Expenses**		$400,000

*The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for $38,187 with respect to $301,400,000 aggregate initial offering price of securities that were previously registered.

**Estimated
Item 15. Indemnification of Directors and Officers.
     Steelcase’s by-laws require it, to the fullest extent authorized or permitted by the MBCA, to (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of Steelcase, or is or was serving at the request of Steelcase as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity, collectively, the Covered Matters, and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. Under our by-laws, Steelcase may also provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the board of directors.
     Steelcase’s articles provide that to the full extent permitted by the MBCA or any other applicable laws presently or hereafter in effect, no director of Steelcase shall be personally liable to Steelcase or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Steelcase. Any repeal or modification of such provisions of our articles by the shareholders of Steelcase shall not adversely affect the right or protection of a director of Steelcase existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     Section 561 of the MBCA provides that a Michigan corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal), other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.
     Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit, or proceeding brought to enforce this mandatory indemnification.
     The foregoing statements are subject to the detailed provisions of the MBCA, our articles and our by-laws.
Item 16. List of Exhibits.
     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of

Registration Fee” table in the effective registration statement; and
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
                (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
                (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
                (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
          (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Steelcase Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grand Rapids, State of Michigan, on February 1, 2006.

STEELCASE INC.

By:	/s/ James P. Hackett

Name:	James P. Hackett
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Hackett and James P. Keane and each of them his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of February, 2006.

Signature	Title

/s/ James P. Hackett James P. Hackett	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James P. Keane James P. Keane	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William P. Crawford William P. Crawford	Director

/s/ Earl D. Holton Earl D. Holton	Director

/s/ Michael J. Jandernoa Michael J. Jandernoa	Director

Signature	Title

/s/ David W. Joos David W. Joos	Director

/s/ Elizabeth Valk Long Elizabeth Valk Long	Director

/s/ Robert C. Pew III Robert C. Pew III	Director

/s/ Peter M. Wege, II Peter M. Wege, II	Director

/s/ P. Craig Welch, Jr. P. Craig Welch, Jr.	Director

/s/ Kate Pew Wolters Kate Pew Wolters	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting or Distribution Agreement.*

3.1	Second Restated Articles of Incorporation of Steelcase Inc. (filed as exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-41647) and incorporated herein by reference).

3.2	Amended By-Laws of Steelcase Inc., as amended March 27, 2004 (filed as exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarterly period ended May 28, 2004 and incorporated herein by reference).

4.1	Form of Senior Indenture.**

4.2	Form of Subordinated Indenture.**

4.3	Form of Senior Note.*

4.4	Form of Subordinated Note.*

4.5	Specimen Certificate for shares of Class A Common Stock of Steelcase Inc. (filed as exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-41647) and incorporated herein by reference).

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*

4.7	Form of Warrant Agreement.*

4.8	Form of Warrant Certificate.*

4.9	Form of Stock Purchase Agreement.*

4.10	Form of Stock Purchase Unit.*

4.11	Amended and Restated Agreement, dated as of October 29, 2004, by and between Steelcase Inc. and the Shareholders Listed on Schedule A thereto (amending and restating in its entirety the Agreement, dated as of October 13, 2004, by and between Steelcase Inc. and the Shareholders Listed on Schedule A thereto) (incorporated by reference to Exhibit 4.11 to the registrant’s Registration Statement on Form S-3 (Reg. No. 333-119757)).

5.1	Opinion and Consent of Liesl A. Maloney, Senior Corporate Counsel of Steelcase Inc.**

5.2	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.**

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of BDO Seidman, LLP, an independent registered public accounting firm.**

23.2	Consent of Liesl A. Maloney, Senior Corporate Counsel of Steelcase Inc. (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages hereto).

Exhibit No.	Description of Exhibits
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, N.A.**

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

**	Filed herewith.